Exhibit 33.1.1

[Letterhead of GMAC Mortgage, LLC]

Certification Regarding Compliance with Applicable Servicing Criteria

1.	GMAC Mortgage, LLC (“GMACM”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include (i) all SEC-registered transactions closed on or after January 1, 2006 and (ii) unregistered transactions where GMACM has agreed to prepare an assessment of compliance in conformity with Item 1122 of Regulation AB, for which GMACM acted as master servicer and securities administrator and involving first and second lien mortgage loans and home equity loan (the “GMACM Master Servicing Platform”), as set forth in Appendix B hereto.

2.	Except as set forth in paragraph 3 below, GMACM used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3.	The criteria listed in the column titled “Inapplicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator” in Appendix A hereto are inapplicable to GMACM based on the activities it performs with respect to the GMACM Master Servicing Platform;

4.	GMACM has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the GMACM Master Servicing Platform taken as a whole, except as described in Appendix C hereto.

5.	PricewaterhouseCoopers LLP, a registered independent public accounting firm, has issued an attestation report on GMACM’s compliance with the applicable servicing criteria for the Reporting Period.

March 17, 2008

GMAC Mortgage, LLC

By:	/s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Executive Vice President

APPENDIX A

SERVICING CRITERIA		SERVICING CRITERIA
Reference	Criteria	Applicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator	Inapplicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

SERVICING CRITERIA		SERVICING CRITERIA
Reference	Criteria	Applicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator	Inapplicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.		X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.		X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X

SERVICING CRITERIA		SERVICING CRITERIA
Reference	Criteria	Applicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator	Inapplicable to GMAC Mortgage, LLC as Master Servicer and Securities Administrator
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

APPENDIX B

SACO 06-1

2006-5

SACO 06-8

SACO 06-6

SACO 06-7

SACO 06-9

SACO 06-9

SACO 06-10

SACO 06-12

SACO 2007-2

BSSLT07-1

BSSLT07-1

BSSLT 2007-2

2006-S1

2006-RF2

SAIL2006-2

2006-3H

LMT 2006-2

2006-GP2

2006-4N

2006-GP1

LXS 2006-7

LXS 2006-8

2006-GP3

LXS 06-10N

2006-ARS1

LXS 06-10N

LXS2006-11

LXS2006-GP4

LXS 06-12N

2006-GEL3

LXS2006-12N

GPMF2006AR4

LXS2006-13

GPMF2006AR5

GPMF2006AR6

LMT 2006-7

2006-GEL4

GPMF2006AR7

GPMF2006AR8

2007-GEL1

2007-GEL1

GPMF2007AR1

SASCO07-RF1

GPMF2007AR2

2007-GEL2

2007-GEL2

SAS2007-TC1

SASCO07-RF2

SASCO07-RNP1

LXS 06-18N

LXS 2007-4N

LXS 07-15N

BOA-PNC

BOA-PNC

LEHMAN 0705

BV 2007-18

SECURITIES

2007-AR1

BAFC 06-5

SNDVW2006-A

SNDV2007-1

HBVW 06-SB1

BAYVIEW

BAYVIEW

MASD 2007-1

MASD 2007-1

MASTR 07-2

MASTR 07-2

ISAC 2006-5

SAC 2006-3

ISAC 2006-4

CMB 2007-A

MSM 06-10SL

MSM 06-14SL

MSM2007-4SL

BV 2007-1

MSM 06-4SL

NAAC2006AP1

ACE2007HE5

Macquarie 2007-1

GSMPS06RP1

GSR 2006-4F

2006-1

TCMLT 07-1

DLJMC-WACHO

DLJMC-HUDSO

2006-HE1

MSM 06-2

MSM 06-3AR

MSM 06-5AR

MSM 06-6AR

MSM 06-7

MSM 06-8AR

MSM 06-11

MSM06-12XS

LUM 2006-6

CMLTI07AMC2

MARM 2007-2

DBALT06AB1

DBALT06AR1

GSR 2006-2F

MALT 2006-1

MSM 06-1AR

NAAC2006AR1

BAFC 06-1

BSALTA 06-1

MASD 2006-1

MARP 06-1

ACE2006-SL1

CSMC 2006-1

GSR2006-AR1

NAAC2006S1

MIT 2006-1

BAFC 06-2

GSR 2006-3F

NAAC2006AR2

DBALT06AF1

MASTR 06-1

2006-B

GSR2006-AR2

BSALTA 06-3

PRIME06-CL1

ARMT 2006-2

LUM 2006-4

NAAC2006S2

DBALT06AB2

DBALT06AR2

SAIL 2006-3

BSABS06SD2

BSARM2006-2

NAAC 06-AF1

NAAC 06-AF1

MASD 2006-2

DBALT06AB3

MALT 2006-3

LUM 2006-5

MASD 2006-2

BSALTA 06-4

BAFC 06-4

2006-S3

MSM 06-9AR

DBALT06AR3

GSMPS2004-4

HBRVW 06-8

NAAC 06-AF2

NAAC 06-AF2

NAAC 06-AF2

MSM07-3XS

GSMPS 06-2

ACE2006-SL4

SASCO 06BC2

MARP 06-2

MSM06-13ARX

MARM 06OA2

DBALT06AB4

DBALT06AR4

HBRVW 06-8

2006-AR3

CSMC 2006-8

MSM2007-5AX

DBALT06AR5

MSM06-16AX

MASD 2006-3

MSM06-15XS

HBRVW 06-10

CSMC 2006-9

MASTR 06-3

MASD 2006-03

2006-AR4

2006-S5

NHELI 06AF1

HBVW2006-14

DBALT06AR6

HBVW2006-13

MSM06-17XS

BAYVW2006-D

BSALTA 06-8

DBALT06OA1

SACO2006-11

MSM2007-1XS

MSM2007-2AX

DBALT07AR1

MALT 2007-1

NAAC 2007S1

NHEL 07-1

NHEL 07-1

DBALT07AR2

DBALT07BAR1

ACE2007SL1

RBSGC2007-B

MARM 2007-2

NAAC 2007-1

MSM07-6XS

DBALT07AR3

BSABS07SD2

DBALT07OA2

SEMT 2007-1

BSSLT07SV1

NAAC 2007S2

HVMLT 07-2

BSSLT07SV1

DBALT07AB1

ASC 2007-S1

BAYVW2007-A

MARM 07-HF1

HVMLT 07-3

HVMLT 07-A

BAFC 2007-3

ACE2007HE4

MSM07-7AX

CG2007-SHL1

NAAC 2007-1

ACE07STICS1

BSABS07SD3

SEMT 07-02

BAFC 2007-4

DBALT07OA3

HVMLT 07-4

HVMLT 07-4

MHL 2007-1

MSM07-8XS

DBALT 07-2

SEMT 07-4

GSR 2007-4F

DBALT07OA4

MSM07-10XS

MSM07-11AR

MHL 2007-2

DBALT07-1

NAAC 2007-3

NAAC 2007-2

DBALT07OA45

MSM07-12

HVMLT07-06

BAYVW2007-B

SEMT 07-03

MARM 07-HF2

ACE2007SL2

BAFC 2007-7

ACE2007SL3

ACE2007SL3

MSM07-13

CSMC 2007-6

HVMLT07-07

DBALT 07-3

MALT 07-HF1

DBALT 07-4

MSM07-14AR

MSM07-15AR

2006-J1

2006-AR1

2006-AR2

2006-HLTV1

2006-HE1

2006-HE2

2006-HE3

2006-HE4

2006-HE5

2007-HE1

2007-HE2

2007-HE3

APPENDIX C

1. Certain investor reports did not provide information calculated in accordance with the terms specified in the transaction agreements, as required by criterion 1122(d)(3)(i)(B).

CORRECTIVE ACTION

Corrective action has been implemented to ensure ongoing compliance for the information either reported incorrectly or excluded.

With respect to the remediation efforts described above, such discussions do not constitute a part of management’s assertion or the accompanying attestation report.